Exhibit 10.12

PATHEON INC.

AMENDED AND RESTATED

INCENTIVE STOCK OPTION PLAN

SEPTEMBER 4, 2008

1.	Purposes of the Plan

The purposes of the Amended and Restated Incentive Stock Option Plan (the “Plan”) are (i) to grant to directors, officers and key employees of Patheon Inc. (the “Corporation”) and its subsidiaries or any other person or company engaged to provide ongoing management or consulting services to the Corporation or any entity controlled by the Corporation (each, an “Eligible Person”) options (the “Options”) to purchase restricted voting shares (the “Shares”) of the Corporation in order to encourage the productivity of such Eligible Persons in furthering the growth and development of the Corporation and (ii) to assist the Corporation in retaining and attracting executives with experience and ability to reward significant performance achievements.

2.	Administration

The Plan shall be administered by a committee (the “Compensation Committee”) of three or more members of the board of directors of the Corporation. The Compensation Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

Individual members of the Compensation Committee shall be eligible to be granted Options under the Plan. Where it is proposed that Options be issued to a member of the Compensation Committee, such member shall refrain from voting on the resolution of the Compensation Committee approving such issuance, and such Options shall only be granted if approved by a majority of the other members of the Compensation Committee.

3.	Shares Subject to the Plan

The maximum number of Shares that may be issued upon the exercise of Options granted under the Plan shall be 7.5% of the sum of the issued and outstanding Shares (on a non-diluted basis) and the aggregate number of Shares issuable upon exercise of the conversion rights attaching to the issued and outstanding Class I Preferred Shares, Series C of the Corporation. The maximum number of Shares reserved for issuance under Options granted to any one person shall not exceed 5% of the outstanding Shares (on a non-diluted basis) from time to time and the aggregate number of Shares reserved for issuance under Options granted to directors of the Corporation who are not employees of the Corporation (“Outside Directors”) shall not exceed 1% of the number of Shares outstanding from time to time. The number of Shares issuable to insiders, at any time, under all security based compensation arrangements, cannot exceed 10% of issued and outstanding Shares. The number of Shares issued to insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of issued and outstanding Shares. All Shares subject to Options that have terminated, been forfeited or been surrendered shall be available for any subsequent issuance of Options under the Plan.

4.	Grant of Options

The Compensation Committee shall from time to time designate the Eligible Persons to whom Options shall be granted (the “Optionees”) and the number of Shares to be covered by each such Option. Any Optionee, at the time of the granting of the Option, may hold more than one Option. The granting of each Option shall be evidenced by a letter from the Corporation addressed to the Optionee setting forth the number of Shares covered by such Option, the subscription price and the option period(s).

5.	Subscription Price

The subscription price for each Share (the “Option Price”) covered by an Option shall be established by the Compensation Committee but under no circumstances shall any price be less than the “market price” of the Shares. For the purposes hereof, “market price” per Share shall be the weighted average price at which the Shares of the Corporation have traded on The Toronto Stock Exchange (or, if the Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the board of directors of the Corporation) during the two trading days immediately preceding the date of the granting of the Option.

6.	Option Period

Each Option shall be exercisable during a period (an “Option Period”) established by the Compensation Committee which shall commence not earlier than the date of the grant of the Option and shall terminate not later than ten years after such date. Subject to the proviso that under no circumstances shall any Option Period extend beyond ten years from the date of grant, the following shall also apply:

(a)	in the event of the death of the Optionee either before of after retirement, the Option Period for Options outstanding at the time of death shall terminate 24 months after the date of death and may be exercised by the legal personal representative(s) of the Optionee;

(b)	if an Optionee’s employment or other service with the Corporation terminates because of retirement at or subsequent to normal retirement age, the Option Period for Options then outstanding shall terminate 24 months after the date of retirement or such later date as the Compensation Committee may fix (but not after the termination date of the Option first established by the Compensation Committee);

(c)	if an Optionee’s employment or other service with the Corporation terminates for any cause other than death, retirement at or subsequent to normal retirement age or dismissal for fraud or wilful fault or neglect, the Option Period for Options then outstanding shall terminate 12 months after the date of termination of employment or such later date as the Compensation Committee may fix (but not after the termination date of the Option first established by the Compensation Committee);

(d)	if an Optionee’s employment or other service with the Corporation terminates by reason of his dismissal or removal for fraud or wilful fault or neglect, the Option Period for Options then outstanding shall terminate on the date of such dismissal;

(e)	notwithstanding the foregoing but subject to the Compensation Committee otherwise determining, an Option and all rights to purchase Shares pursuant thereto granted to an Outside Director shall expire and terminate immediately upon the Optionee ceasing to be a director of the Corporation; and

(f)	unless the Compensation Committee otherwise determines in the case of an employee with less than one year’s service at the date of the grant of the Option, the Option Period shall commence not earlier than the first anniversary of the date of commencement of his employment, and if such employee’s employment terminates for any cause other than death prior to such first anniversary, the Option Period shall terminate on the date of such termination of employment.

All rights under (i) an Option unexercised at the termination of the Option Period or (ii) an Option for which the Option Period has not commenced prior to the date of death or termination of employment or other service with the Corporation shall be forfeited.

All rights under an Option for which the Option Period has not commenced prior to a material change in employment of the Optionee shall be reduced or forfeited as determined by the Compensation Committee in its sole discretion. For the purposes of this paragraph, a “material change in employment” shall be deemed to have occurred on the date fixed by the Compensation Committee as the date when an Optionee is holding an office or required to perform services as an employee which the Compensation Committee in its sole discretion considers to be of lesser value to the Corporation or subsidiary employing him than the office held or the services required to be performed by such Optionee at the time the Option was granted.

Notwithstanding the foregoing, if the term of an Option held by any Optionee expires during or within 10 business days of the expiration of a period when the Optionee is prohibited from trading in the Corporation’s securities pursuant to (i) the Corporation’s written policies then applicable, or (ii) a notice in writing to the Optionee by a senior officer or director of the Corporation (the “Black-out Period”), then the term of such Option shall be extended to the close of business at the tenth business day following the expiration of the Black-out Period.

Where used in this clause 6, the word “month” means a period of 30 consecutive days and the term “business day” means any day other than Saturday and Sunday on which the Toronto Stock Exchange is open for business.

7.	Exercise of Option

An Option may be exercised in whole at any time or in part from time to time during the Option Period. Exercise shall be made by written notice to the Corporation setting forth the number of Shares with respect to which the Option is being exercised and specifying the address to which the certificate evidencing such Shares is to be delivered. Such notice shall be accompanied by a certified cheque made payable to the Corporation or other evidence of payment satisfactory to the Corporation in the amount of the Option Price. The Corporation shall cause a certificate for the number of Shares specified in the notice to be issued in the name of the Optionee and delivered to the address specified in the notice not later than five business days following receipt of such notice and cheque or other evidence of payment.

Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a)	completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

(c)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

8.	Non-assignable

No Option or any interest therein shall be assignable or transferable by the Optionee otherwise than by will or the law of succession.

9.	Not a Shareholder

An Optionee shall have no rights as a shareholder of the Corporation with respect to any Shares covered by his or her Option until he or she shall have become the holder of record of such Shares.

10.	Effects of Alteration of Share Capital

In the event of any change in the outstanding Shares of the Corporation by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, an equitable adjustment shall be made in the maximum number of kind of Shares issuable under the Plan or subject to outstanding Options and in the Option Price. Such adjustment shall be made by the Compensation Committee and shall be conclusive and binding for all purposes of the Plan.

11.	Amendment or Termination of the Plan

The board of directors of the Corporation may from time to time in its absolute discretion make amendments, modifications and changes to the Plan or to any Option granted hereunder without notice to or approval by the shareholders of the Corporation other than with respect to the following specific matters:

(a) any increase in the maximum number of Shares issuable under the Plan (other than pursuant to Clause 10);

(b) any reduction in the Option Price or extension of the period during which an Option may be exercised;

(c) any increase in the maximum Option Period permitted under the Plan;

(d) any increase in the maximum number of Shares that may be reserved for issuance under Options granted to Outside Directors;

(e) any increase in the maximum number of Shares that may be reserved for issuance to insiders under all security based compensation arrangements;

(f) any increase in the maximum number of Shares that may be issued to insiders in any one year period under all security based compensation arrangements;

(g) the cancellation and reissue of any Option; and

(h) any amendment to the provisions of the Plan that would permit Options to be transferred or assigned other than by will or the law of succession.

For the purposes of this Clause 11, an amendment does not include an accelerated expiry of an Option by reason of the fact that an Optionee ceases to be a director, officer or employee of the Corporation or any of its subsidiaries.

The shareholders’ approval of an amendment, if required pursuant to the terms hereof, shall be given by approval of the holders of a majority of the Shares present and voting in person or by proxy at a duly called meeting of the shareholders. Options may be granted under the Plan prior to the approval of the amendment, provided that no Shares may be issued pursuant to the amended terms of the Plan until the shareholders’ approval of the amendment has been obtained.

No amendment, modification or change may, without the consent of the Optionee to whom Options shall theretofore have been granted, adversely affect the rights of such Optionee.

12.	Change in Control

(a)	In the event of a Change in Control, each Option granted and outstanding under the Plan shall become exercisable, even in such Option is not otherwise vested or exercisable in accordance with its term.

(b)	In the event of a Change in Control or a potential Change in Control, the Board of Directors shall have the power, subject to Clause 11, to make such changes to the terms of the Options as it considers fair and appropriate in the circumstances, including but not limited to: (i) accelerating the date at which Options become exercisable; and (ii) otherwise modifying the terms of the Options to assist the Optionees to tender into a take-over bid or other arrangement leading to a Change in Control.

(c)	For purposes of this Clause 12, “Change in Control” means the occurrence of any of the following:

(a)	any person or group, other than JLL Patheon Holdings LLC or its affiliates (as determined pursuant to applicable securities legislation, including all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder), acquires beneficial ownership of securities of the Corporation carrying 30% or more of the voting rights attached to all securities of the Corporation then outstanding entitled to vote in the election of directors of the Corporation (collectively, “Voting Shares”) including securities convertible into, or exchangeable for, or providing for the issuance of, Voting Shares; provided, however, that, for the purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control:

(i)	any acquisition of beneficial ownership of Voting Shares by the Corporation or any of its subsidiaries;

(ii)	any acquisition of beneficial ownership of Voting Shares by any employee benefit plan (or related trust) of the Corporation or its subsidiaries;

(iii)	any acquisition of beneficial ownership of Voting Shares by any person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b); or

(iv)	any acquisition of beneficial ownership of Voting Shares by any person whose ordinary business includes the management of investment funds for others and such Voting Shares are beneficially owned by such person in the ordinary course of such business;

(b)	consummation of a merger, amalgamation, arrangement, business combination, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(i)	persons who were the beneficial owners, respectively, of the outstanding common shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding Voting Shares of the person resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries);

(ii)	no person (excluding any person resulting from the Business Combination or any employee benefit plan (or related trust) of the Corporation or such person resulting from the Business Combination) or group beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding Voting Shares of the person resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination; and

(iii)	at least a majority of the members of the board of directors of the person resulting from such Business Combination were members of the incumbent board of directors at the time of the execution of the initial agreement providing for, or the action of the board of directors approving, such Business Combination.

Appendix A – U.S. Residents (other than Puerto Rico)

Options granted to Eligible Persons who are residents of the United States of America (other than Puerto Rico) are subject to the following additional conditions:

1.	Withholding Taxes

Pursuant to applicable United States federal and state laws, the Corporation is or may be required to collect withholding taxes upon the exercise of an Option. The Corporation may require, as a condition to the exercise of an Option or the issuance of a share certificate, that the Optionee concurrently pay to the Corporation in cash the entire amount or a portion of any taxes which the Corporation is required to withhold by reason of such exercise, in such amount as the Compensation Committee in its discretion may determine.

2.	Investment Representation

Each Optionee by accepting an Option represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all Shares purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any Option, the person entitled to exercise the same shall upon request of the Corporation furnish evidence satisfactory to the Corporation (including a written and signed representation) to the effect that the Shares are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Corporation may if it deems appropriate affix a legend to certificates representing Shares purchased upon exercise of Options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

3.	Offers and Sales Made in Ohio; No Offers or Sales Where Prohibited

Each Optionee by accepting an Option represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that the offer of the Shares which may be purchased upon exercise of an Option and the sale of any Shares upon exercise of an Option has and will occur (unless the Corporation otherwise determines) only in the State of Ohio, which is the operating location of the Corporation’s subsidiaries, Patheon Pharmaceuticals Inc. and Patheon Pharmaceuticals Services Inc. NO OFFER IS HEREBY MADE (AND THE GRANT OF AN OPTION SHALL NOT CONSTITUTE AN OFFER) TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

4.	No Approval of Options or Shares by any Regulatory Authority

NEITHER THE OPTIONS NOR THE SHARES HAVE BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE OHIO DIVISION OF SECURITIES OR ANY OTHER AGENCY NOR HAS THE COMMISSION, THE DIVISION OR ANY SUCH OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO OPTIONEES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Appendix B – Residents of Puerto Rico

Options granted to Eligible Persons who are residents of Puerto Rico are subject to the following additional conditions:

1.	Eligible Persons

The definition of “Eligible Persons” shall mean only directors, officers and key employees of the Corporation and its subsidiaries.

2.	Shares Subject to the Plan

Notwithstanding clause 3 of the Plan, the maximum number of Shares that may be issued upon the exercise of Options granted under the Plan is 7.5% of the issued and outstanding Shares (on a non-diluted basis) as of March 31, 2005, subject to adjustment pursuant to clause 10 of the Plan.

3.	Withholding Taxes, etc.

Pursuant to applicable United States federal laws and laws of the Commonwealth of Puerto Rico, the Corporation is or may be required to collect withholding taxes upon the exercise of an Option. The Corporation may require, as a condition to the exercise of an Option or the issuance of a share certificate, that the Optionee concurrently pay to the Corporation in cash the entire amount or a portion of any taxes which the Corporation is required to withhold by reason of such exercise, in such amount as the Compensation Committee in its discretion may determine.

4.	Restrictions to be “Qualified Options”

In order to be “qualified options” pursuant to the Puerto Rico Internal Revenue Code, the aggregate market value or aggregate book value of Shares with respect to which Options may be exercised for the first time by an individual during any calendar year (under all plans of the Corporation or any of its subsidiaries) may not exceed $100,000 or such other amount as may be prescribed from time to time. In addition, such Options must have been granted no later than March 31, 2015.

5.	Investment Representation

Each Optionee by accepting an Option represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all Shares purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any Option, the person entitled to exercise the same shall upon request of the Corporation furnish evidence satisfactory to the Corporation (including a written and signed representation) to the effect that the Shares are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Corporation may if it deems appropriate affix a legend to certificates representing Shares purchased upon exercise of Options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

6.	Offers and Sales Made in Puerto Rico; No Offers or Sales Where Prohibited

Each Optionee by accepting an Option represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that the offer of the Shares which may be purchased upon exercise of an Option and the sale of any Shares upon exercise of an Option has and will occur (unless the Corporation otherwise determines) only in the Commonwealth of Puerto Rico, which is the operating location of the Corporation’s subsidiary, MOVA Pharmaceutical Corporation. NO OFFER IS HEREBY MADE (AND THE GRANT OF AN OPTION SHALL NOT CONSTITUTE AN OFFER) TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

7.	No Approval of Options or Shares by any Regulatory Authority

NEITHER THE OPTIONS NOR THE SHARES HAVE BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OF FINANCIAL INSTITUTIONS OF PUERTO RICO OR ANY OTHER AGENCY NOR HAS THE COMMISSION, THE DIVISION OR ANY SUCH OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO OPTIONEES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.